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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Fiduciary/Claymore Dynamic Equity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-121422) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21687).

                                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 18, 2005